Exhibit 99.1

USG Corporation Reports 2013 Second Quarter Results

Second Quarter 2013 vs. Second Quarter 2012

Consolidated Business Highlights

  Sales increased 15 percent to $916 million
  Operating profit of $74 million compared to $28 million
  Net income of $25 million compared to net loss of $57 million

Business Unit Highlights

  U.S. Gypsum wallboard shipments totaled 1.29 BSF vs. 1.15 BSF
  U.S. Gypsum average wallboard price of $153.77 per thousand square feet vs. $132.09
  Worldwide Ceilings operating profit increased 37 percent to $26 million
  L&W operating profit of $1 million compared to operating loss of $7 million
  SHEETROCK® Brand UltraLight Panels accounted for 50 percent of all USG wallboard shipments in the United States

CHICAGO--(BUSINESS WIRE)--July 25, 2013--USG Corporation (NYSE:USG), a leading building products company, today reported second quarter 2013 net sales of $916 million, up 15 percent from second quarter 2012 net sales of $798 million. USG’s second quarter 2013 operating profit was $74 million compared to a $28 million operating profit in the second quarter of 2012. Second quarter 2013 net income was $25 million or $0.22 per diluted share. This result compares to a $57 million net loss in the second quarter of 2012 or ($0.53) per diluted share.

“We are pleased to generate net income for the second consecutive quarter,” said James S. Metcalf, Chairman, President and CEO. “Results in all major business units have improved from one year ago, including L&W Supply, which achieved an operating profit for the first time since 2008.”

The corporation’s adjusted net income was $26 million in the second quarter of 2013, which compares to an adjusted net loss of $18 million in the second quarter of 2012. The adjusted net income for the second quarter of 2013 excludes $1 million in restructuring charges. The adjusted net income for the second quarter of 2012 excluded $2 million in income from discontinued operations and $41 million in loss on the extinguishment of debt.

“We will continue to lower our break-even, improve our margins, and find growth opportunities as we build upon the recovery,” Metcalf said. “The positive trend in our results demonstrates that our Plan to Win is working.”

A conference call is being held today at 10:00 A.M. Central Time during which USG senior management will discuss the corporation’s operating results. The conference call will be webcast on the USG website, www.usg.com, in the Investor Relations section. The dial-in number for the conference call is 1-800-315-2944 (1-847-413-2929 for international callers), and the pass code is 35125479. After the live webcast, a replay of the webcast will be available on the USG website. In addition, a telephonic replay of the call will be available until Friday, August 2, 2013. The replay dial-in number is 1-888-843-7419 (1-630-652-3042 for international callers), and the pass code is 35125479.

USG Corporation is a manufacturer and distributor of high-performance building systems through its United States Gypsum Company, USG Interiors, LLC, L&W Supply Corporation and other subsidiaries. Headquartered in Chicago, USG’s worldwide operations serve the commercial, residential, and repair and remodel construction markets. USG’s wall, ceiling, flooring and roofing products provide leading-edge building solutions for customers, while L&W Supply branch locations efficiently stock and deliver building materials nationwide. For additional information, visit the USG website at www.usg.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect our sales and profitability or other results and liquidity. Actual results may differ materially due to various other factors, including: economic conditions, such as the levels of new home and other construction activity, employment levels, the availability of mortgage, construction and other financing, mortgage and other interest rates, housing affordability and supply, the levels of foreclosures and home resales, currency exchange rates and consumer confidence; capital markets conditions and the availability of borrowings under our credit agreement or other financings; competitive conditions, such as price, service and product competition; shortages in raw materials; changes in raw material and energy costs; volatility in the assumptions used to determine the funded status of our pension plans; the loss of one or more major customers and our customers’ ability to meet their financial obligations to us; capacity utilization rates for us and the industry; our ability to expand into new geographic markets and the stability of such markets; changes in laws or regulations, including environmental and safety regulations; the satisfactory performance of certain business functions by third party service providers; our ability to achieve anticipated savings from cost reduction programs; the outcome in contested litigation matters; the effects of acts of terrorism or war upon domestic and international economies and financial markets; and acts of God. We assume no obligation to update any forward-looking information contained in this press release. Additional information concerning these and other factors may be found in our filings with the Securities and Exchange Commission, including the “Risk Factors” in our most recent Annual Report on Form 10-K.

USG CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions except per share data)
(Unaudited)

	Three months		Six months
	ended June 30,		ended June 30,
	2013	2012 (1)	2013	2012 (1)

Net sales	$916	$798	$1,730	$1,581

Cost of products sold	765	696	1,455	1,377

Gross profit	151	102	275	204

Selling and administrative expenses	76	74	149	150

Restructuring and long-lived asset impairment charges	1	-	3	2

Operating profit	74	28	123	52

Interest expense	50	52	100	104
Interest income	(1)	(1)	(2)	(2)
Loss on extinguishment of debt	-	41	-	41
Other income, net	(2)	(2)	(1)	(1)

Income (loss) from continuing operations before income taxes	27	(62)	26	(90)

Income tax expense (benefit)	2	(3)	(1)	(2)

Income (loss) from continuing operations	25	(59)	27	(88)

Income from discontinued operations, net of tax	-	2	-	4

Net income (loss)	$25	$(57)	$27	$(84)

Earnings per common share - basic:
Income (loss) from continuing operations	$0.23	$(0.55)	$0.25	$(0.83)
Income from discontinued operations	-	0.02	-	0.04
Net income (loss)	$0.23	$(0.53)	$0.25	$(0.79)

Earnings per common share - diluted:
Income (loss) from continuing operations	$0.22	$(0.55)	$0.24	$(0.83)
Income from discontinued operations	-	0.02	-	0.04
Net income (loss)	$0.22	$(0.53)	$0.24	$(0.79)

Average common shares	108,544,752	106,089,602	108,449,431	105,839,241
Average diluted common shares	111,047,951	106,089,602	111,245,400	105,839,241

(1) Prior-period amounts have been adjusted to reflect our European businesses as discontinued operations. These businesses were sold on December 27, 2012.

USG CORPORATION
CONSOLIDATED BALANCE SHEETS
(dollars in millions)
(Unaudited)

	As of	As of
	June 30,	December 31,
	2013	2012
Assets
Current Assets:
Cash and cash equivalents	$416	$546
Short-term marketable securities	113	106
Restricted cash	1	1
Receivables (net of reserves - $16 and $16)	396	326
Inventories	323	304
Income taxes receivable	2	2
Deferred income taxes	2	2
Other current assets	48	40
Total current assets	1,301	1,327

Long-term marketable securities	25	25
Property, plant and equipment (net of accumulated
depreciation and depletion - $1,793 and $1,738)	2,094	2,100
Deferred income taxes	40	38
Other assets	227	233

Total Assets	$3,687	$3,723

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$256	$286
Accrued expenses	206	237
Current portion of long-term debt	4	4
Deferred income taxes	22	22
Income taxes payable	2	2
Total current liabilities	490	551

Long-term debt	2,018	2,016
Long-term debt - related party	290	289
Deferred income taxes	5	5
Pension and other postretirement benefits	575	573
Other liabilities	269	270
Total liabilities	3,647	3,704

Stockholders' Equity:
Preferred stock	-	-
Common stock	11	11
Treasury stock	(1)	-
Additional paid-in capital	2,599	2,595
Accumulated other comprehensive loss	(255)	(233)
Retained earnings (accumulated deficit)	(2,340)	(2,367)
Stockholders' equity of parent	14	6
Noncontrolling interest	26	13
Total stockholders' equity including noncontrolling interest	40	19

Total Liabilities and Stockholders' Equity	$3,687	$3,723

Other Information:
Total cash and cash equivalents and marketable securities	$554	$677
Borrowing availability under existing credit facilities	292	197
Total Liquidity	$846	$874

USG CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
(Unaudited)

	Six months
	ended June 30,
	2013	2012 (1)
Operating Activities
Net income (loss)	$27	$(84)
Less: Income from discontinued operations, net of tax	-	4
Income (loss) from continuing operations	27	(88)

Adjustments to reconcile income (loss) from continuing operations to net cash:
Depreciation, depletion and amortization	77	78
Loss on extinguishment of debt	-	41
Long-lived asset impairment charges	-	1
Share-based compensation expense	9	13
Deferred income taxes	(1)	2
Noncash income tax benefit	-	(4)
Gain on asset dispositions	-	(7)
(Increase) decrease in working capital:
Receivables	(63)	(43)
Income taxes receivable	-	2
Inventories	(19)	(1)
Prepaid expenses	(6)	3
Payables	(32)	(6)
Accrued expenses	(31)	(5)
Increase in other assets	1	1
Decrease in other liabilities	(16)	(3)
Other, net	9	(1)
Net cash used for operating activities - continuing operations	(45)	(17)

Investing Activities
Purchases of marketable securities	(111)	(70)
Sales or maturities of marketable securities	104	227
Capital expenditures	(46)	(28)
Acquisition of mining rights	(17)	(16)
Net proceeds from asset dispositions	-	14
Investments in joint ventures	(5)	(11)
Loan to joint venture	-	(4)
Deposit of restricted cash	-	(16)
Net cash (used for) provided by investing activities - continuing operations	(75)	96

Financing Activities
Issuance of debt	3	248
Repayment of debt	(2)	(280)
Payment of debt issuance fees	-	(5)
Loans from venture partner	3	-
Issuance of common stock	2	1
Repurchases of common stock to satisfy employee
tax withholding obligations	(9)	(5)
Net cash used for financing activities - continuing operations	(3)	(41)

Effect of exchange rate change on cash	(7)	2

Net (decrease) increase in cash and cash equivalents	(130)	40
Cash and cash equivalents at beginning of period	546	365
Cash and cash equivalents at end of period	$416	$405

Supplemental Cash Flow Disclosures:
Interest paid, net of capitalized interest	$96	$105
Income taxes paid, net of refunds received	3	-
Amount in accounts payable for capital expenditures	5	2

(1) Prior-period amounts have been adjusted to reflect our European businesses as discontinued operations.

USG CORPORATION
CORE BUSINESS RESULTS
(dollars in millions)
(Unaudited)

	Three months		Six months
	ended June 30,		ended June 30,
	2013	2012 (1)	2013	2012 (1)
Net Sales:

North American Gypsum:
United States Gypsum Company	$446	$368	$848	$749
CGC Inc. (gypsum)	90	83	168	167
USG Mexico, S.A. de C.V.	45	40	88	80
Other subsidiaries (2)	23	11	37	19
Eliminations	(31)	(29)	(59)	(56)
Total	573	473	1,082	959

Worldwide Ceilings:
USG Interiors, Inc.	120	113	235	232
USG International	36	33	70	63
CGC Inc. (ceilings)	16	16	32	34
Eliminations	(13)	(12)	(25)	(25)
Total	159	150	312	304

Building Products Distribution:
L&W Supply Corporation	319	293	600	563

Eliminations	(135)	(118)	(264)	(245)
Total USG Corporation	$916	$798	$1,730	$1,581

Operating Profit (Loss):

North American Gypsum:
United States Gypsum Company	$54	$26	$98	$55
CGC Inc. (gypsum)	5	2	6	5
USG Mexico, S.A. de C.V.	6	4	11	9
Other subsidiaries (2)	3	(1)	(1)	(6)
Eliminations	(1)	-	(1)	-
Total	67	31	113	63

Worldwide Ceilings:
USG Interiors, Inc.	22	17	45	40
USG International	1	(1)	2	(1)
CGC Inc. (ceilings)	3	3	6	6
Total	26	19	53	45

Building Products Distribution:
L&W Supply Corporation	1	(7)	(1)	(13)

Corporate	(19)	(17)	(37)	(39)
Eliminations	(1)	2	(5)	(4)
Total USG Corporation	$74	$28	$123	$52

(1) Prior-period amounts have been adjusted to reflect our European businesses as discontinued operations.
(2) Includes our mining operation in Little Narrows, Nova Scotia, Canada, and our shipping company.

USG CORPORATION
RECONCILIATION of ADJUSTED NET INCOME (LOSS) to REPORTED GAAP NET INCOME (LOSS)
(dollars in millions)
(Unaudited)

	Three months		Six Months
	ended June 30,		ended June 30,
	2013	2012 (1)	2013	2012 (1)

Net income (loss) - GAAP measure	$25	$(57)	$27	$(84)

Less:
Income from discontinued operations, net of tax	-	(2)	-	(4)
Reduction in valuation allowance for deferred tax assets	-	-	(3)	-

Add back:
Restructuring and long-lived asset impairment charges	1	-	3	2
Loss on extinguishment of debt	-	41	-	41

Adjusted net income (loss) - Non-GAAP measure	$26	$(18)	$27	$(45)

(1) Prior-period amounts have been adjusted to reflect our European businesses as discontinued operations.

Adjusted Net Income (Loss) is a non-GAAP financial measure. We present Adjusted Net Income (Loss) to provide additional information regarding our current financial and operating performance because the measure excludes certain items that may not be indicative of the company's core operating results. In addition, Adjusted Net Income (Loss) is utilized by the company in evaluating operating performance.

UNITED STATES GYPSUM COMPANY
WALLBOARD REALIZED SELLING PRICES AND SHIPMENTS

	1st Quarter		2nd Quarter		3rd Quarter		4th Quarter		Full Year
Year	Price	Volume	Price	Volume	Price	Volume	Price	Volume	Price	Volume
2013	$153.07	1.11	$153.77	1.29

2012	$130.43	1.16	$132.09	1.15	$131.97	1.20	$132.26	1.22	$131.70	4.72

Wallboard price reflects amount per one thousand square feet.
Volume expressed in billions of square feet.

CONTACT:
USG Corporation
Media Inquiries:
Bob Williams, 312/436-4356
or
Investor Relations:
Ken Banas, 312/436-6098